Filed Pursuant to Rule 424(b)(3)

Registration No. 333-257552

PROSPECTUS

Explanation: Can B̅ Corp. (the “Company”) is supplementing its prospectus filed on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2021 and supplemented on July 29, 2021, to update certain information about the Company.

DESCRIPTION OF BUSINESS

The information contained in the Company’s Forms 8-K filed with the SEC on August 17, 2021 and September 1, 2021, respectively, are incorporated herein by reference.

DESCRIPTION OF PROPERTY

The information regarding the Company’s newly leased properties from its Form 8-K filed with the SEC on September 1, 2021 and September 30, 2021, respectively, is incorporated herein by reference.

FINANCIAL STATEMENTS AND NOTES

The consolidated financial statements, together with the notes thereto, contained in the Company’s Form 10-Q filed with the SEC on August 16, 2021 are incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Management’s Discussion and Analysis of Financial Condition and Results of Operations section contained in the Company’s Form 10-Q filed with the SEC on August 16, 2021 are incorporated herein by reference.

The date of this prospectus is September 30, 2021